EXECUTION VERSION

Dated      March 2014

(1)	GA ASSET ADVISORS LIMITED, GREAT AMERICAN GROUP, INC., GREAT AMERICAN GROUP, LLC and GREAT AMERICAN GROUP WF, LLC as Guarantors

(2)	BURDALE FINANCIAL LIMITED as UK Lender

(3)	WELLS FARGO BANK, NATIONAL ASSOCIATION as US Lender

MASTER GUARANTEE

THIS MASTER GUARANTEE AND INDEMNITY is dated          March 2014 and made between:

(1)	THE PERSONS listed in Part 1 of Schedule 1 (The Guarantors) as a UK Guarantor and each person which accedes to this Master Guarantee as a UK Guarantor (the "UK Guarantors");

(2)	THE PERSONS listed in Part 2 of Schedule 1 (The Guarantors) as a US Guarantor and each person which accedes to this Master Guarantee as a US Guarantor (the "US Guarantors") (the UK Guarantors and the US Guarantors are each a "Guarantor" and together the "Guarantors");

(3)	BURDALE FINANCIAL LIMITED a company incorporated in England and Wales (registered number 2656007) whose registered office is at 5th Floor, Bow Bells House, 1 Bread Street, London EC4M 9BE (the "UK Lender"); and

(4)	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with a principal place of business at One Boston Place, 18th Floor, Boston, MA 02108 (the "US Lender" and together with the UK Lender, the "Lenders").

BACKGROUND:

(A)	The Guarantors have agreed to enter into this Master Guarantee in favour of the Lenders for the purpose of guaranteeing the repayment of certain shortfall amounts payable by:

(i)	the UK Borrowers to the UK Lender under the facility agreement made on or about the date of this Master Guarantee between GA Asset Advisors Limited as original guarantor (the "Original UK Guarantor"), each special purpose vehicle affiliated to the Original Guarantor which accedes to the facility agreement as a UK Guarantor and the UK Lender (the "UK Facility Agreement"); and

(ii)	the US Borrowers to the US Lender under the second amended and restated credit agreement made on 15 July 2013 between Great American Group WF, LLC as borrower, certain other borrowers who may become party to that agreement and the US Lender (the "US Credit Agreement" and together with the UK Facility Agreement, the "Facility Agreements") in accordance with the terms of this Master Guarantee.

(B)	The provision of this Master Guarantee is a condition precedent to the obligations of UK Lender under the UK Facility Agreement. This is the "Master Guarantee" as defined in the UK Facility Agreement.

(C)	This document is the deed of each Guarantor, even if it has not been duly executed by the Lenders or has been executed by the Lenders but not as a deed.

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THIS DEED WITNESSES that:

1.	Definitions and interpretation

1.1	Incorporation of definitions from the UK Facility Agreement

(a)	The terms "Capital Assets Loan", "Event of Default", "Funded Transaction" and "Stock Loan" as defined in the UK Facility Agreement shall have the same meanings in this Master Guarantee as in the UK Facility Agreement.

(b)	The terms "GAG Inc", "Great American" and "Final Accounting" as defined in the US Credit Agreement shall have the same meanings in this Master Guarantee as in the US Credit Agreement.

1.2	Definitions

In addition, in this Master Guarantee:

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Borrowers" means the UK Borrowers and the US Borrowers.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, the Commonwealth of Massachusetts or the State of California and in any country in which a transfer or payment of funds is required to be made at that day.

"Catch-up Payment" means a UK Catch-up Payment or a US Catch-up Payment.

"Deed of Accession" means a deed of accession substantially in the form set out in Schedule 2 (Deed of Accession).

"Finance Documents" has the meaning given to it in the UK Facility Agreement and includes any Deed of Accession, the UK Facility Agreement, the US Credit Agreement and this Master Guarantee.

"Party" means a party to this Master Guarantee.

"UK Borrower" means "Borrower" as defined in the UK Facility Agreement.

"US Borrower" means "Borrower" as defined in the US Credit Agreement.

"UK Catch-up Payment" means any shortfall in the repayment by a UK Borrower to the UK Lender of any Stock Loan or Capital Assets Loan or of any interest or fees payable in respect thereof following application of paragraphs (a) to (g) of clause 9.1 (Waterfall) of the UK Facility Agreement which exists after the completion of any Funded Transaction (as that term is defined in the UK Facility Agreement).

"US Borrower" means "Borrower" as defined in the US Credit Agreement.

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"US Catch-up Payment" means any shortfall in the repayment by a US Borrower to the US Lender of any amounts due and payable in respect of any Liquidation Sale (as that term is defined in the US Credit Agreement) or of any interest or fees payable in respect thereof following application of paragraphs (a)(i) to (a)(xii) of Clause 2.8 (Application and Allocation of Payments) of the US Credit Agreement after completion of such Liquidation Sale.

1.3	Construction

(a)	Clause 1.2 (Construction) of the UK Facility Agreement shall apply as if set out in full again here, with references to "this Agreement" being construed as references to this Master Guarantee and with such other changes as are appropriate to fit this context.

(b)	In addition, in this Master Guarantee, any reference to:

(i)	any document (including any Finance Document) is a reference to that document as supplemented, extended, restated, otherwise amended, novated or replaced from time to time (however fundamental that amendment, novation or replacement may be, even if it involves increased, new, additional and/or replacement facilities or an increase in any other amount or rate);

(ii)	"including" means "including without limitation" (with related words being construed accordingly) and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of assets, matters or things;

(iii)	a "Recital" is to a statement made under the heading "Background" above and any reference to a "Clause" or the "Schedule" is to a clause of or the schedule to this Master Guarantee (as the case may be);

(iv)	a "right" includes any title, estate, interest, claim, remedy, power, authority, discretion or other right of any kind, both present and future; and

(v)	"this Master Guarantee" means this Master Guarantee.

(c)	The index and Clause and Schedule headings are for ease of reference only.

1.4	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Master Guarantee.

1.5	Joint and several

(a)	Each representation, warranty, covenant and other obligation given or entered into by the US Guarantors in or pursuant to this Master Guarantee is given or entered into by them jointly and severally.

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(b)	Each representation, warranty, covenant and other obligation given or entered into by the UK Guarantors in or pursuant to this Master Guarantee is given or entered into by them jointly and severally.

2.	Guarantee

2.1	Guarantee

(a)	Each US Guarantor irrevocably and unconditionally guarantees to the UK Lender payment of any UK Catch-Up Payments which remain unpaid two Business Days after written demand from the UK Lender.

(b)	Each UK Guarantor irrevocably and unconditionally guarantees to the US Lender payment of any US Catch-Up Payments which remain unpaid two Business Days after written demand from the US Lender.

(c)	Demands under this Master Guarantee shall be made in writing at the address specified in clause 8.2 (Addresses) of this Master Guarantee. Each of the Borrowers acknowledge that the UK Lender may make a demand for and on behalf of the US Lender and, similarly, the US Lender may make a demand for and on behalf of the UK Lender.

(d)	In the event that the UK Lender receives a US Catch-up Payment or the US Lender receives a UK Catch-up Payment, each Lender shall promptly turn that amount over to the other Lender in satisfaction, to the extent possible, of the relevant Catch-up Payment, but without guaranteeing its sufficiency and without releasing any Guarantor from its obligations under this Master Guarantee or any Facility Agreement in respect of any shortfall in such Catch-up Payment.

(e)	The US Lender hereby agrees that Great American Group WF, LLC shall not be in breach of Section 7.7 or any other provision of the US Credit Agreement by virtue of its execution of this Master Guarantee and its undertaking and performance of the resulting responsibilities and obligations as a US Guarantor pursuant to this Master Guarantee.

2.2	Continuing guarantee

This Master Guarantee is a continuing guarantee and will not be discharged by any intermediate partial payment or discharge.

2.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any of the Borrowers or any security for those obligations or otherwise) is made by either of the Lenders in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, then the liability of each US Guarantor or UK Guarantor, as the case may be, under this Clause 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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2.4	Waiver of defences

The obligations of each US Guarantor or UK Guarantor, as the case may be, will not be affected by any act, omission, matter or thing which, but for this Clause 2.4, would reduce, release or prejudice any of its obligations under this Clause 2 (whether or not known to it or either of the Lenders) including:

(a)	any time, waiver or consent granted to, or composition with, any of the Borrowers or any other person;

(b)	the release of any of the Borrowers or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any of the Borrowers or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or other document or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any of the Borrowers or any other person;

(e)	any supplement, extension, restatement, other amendment or novation or replacement of the Facility Agreements or any other security or other document, however fundamental that amendment, novation and replacement may be and whether or not more onerous, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the Facility Agreements or other security or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under the Facility Agreements or any other security or other document; or

(g)	any insolvency or similar proceedings.

2.5	Guarantor intent

(a)	Without limiting Clause 2.4, each UK Guarantor expressly confirms that it intends that this Master Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the US Credit Agreement and/or any facility or amount made available under the US Credit Agreement.

(b)	Without limiting Clause 2.4, each US Guarantor expressly confirms that it intends that this Master Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the UK Facility Agreement and/or any facility or amount made available under the UK Facility Agreement.

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2.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Facility Agreements have been irrevocably paid in full, the Lenders (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 2.

2.7	Deferral of UK Guarantors' rights

Until all amounts which may be or become payable by the US Borrowers under or in connection with the US Credit Agreement have been irrevocably paid in full, no UK Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the US Credit Agreement:

(a)	to be indemnified by the US Borrowers;

(b)	to claim any contribution from any other guarantor of any US Borrower's obligations under the US Credit Agreement;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the US Lender under the US Credit Agreement or of any other guarantee or security taken pursuant to, or in connection with, the US Credit Agreement by the US Lender;

(d)	to bring legal or other proceedings for an order requiring any US Borrower to make any payment, or perform any obligation, in respect of which any UK Guarantor has given a guarantee, undertaking or indemnity under this Master Guarantee;

(e)	to exercise any right of set-off against any US Borrower; and/or

(f)	to claim or prove as a creditor of any US Borrower in competition with the US Lender.

2.8	Deferral of US Guarantors' rights

Until all amounts which may be or become payable by the UK Borrowers under or in connection with the UK Facility Agreement have been irrevocably paid in full, no US Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the UK Facility Agreement:

(a)	to be indemnified by the UK Borrowers;

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(b)	to claim any contribution from any other guarantor of any UK Borrower's obligations under the UK Facility Agreement;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the UK Lender under the UK Facility Agreement or of any other guarantee or security taken pursuant to, or in connection with, the UK Facility Agreement by the UK Lender;

(d)	to bring legal or other proceedings for an order requiring any UK Borrower to make any payment, or perform any obligation, in respect of which any US Guarantor has given a guarantee, undertaking or indemnity under this Master Guarantee;

(e)	to exercise any right of set-off against any UK Borrower; and/or

(f)	to claim or prove as a creditor of any UK Borrower in competition with the UK Lender.

2.9	Additional security

This Master Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lenders.

3.	Guarantors' representations and warranties

Each Guarantor makes the representations and warranties set out in this Clause 3 to the Lenders on the date of this Master Guarantee.

3.1	Status

(a)	It is a corporation or limited liability company (as the case may be), duly incorporated or formed (as the case may be) and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

3.2	Binding obligations

The obligations expressed to be assumed by it in this Master Guarantee are its legal, valid, binding and enforceable obligations.

3.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Master Guarantee to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

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(c)	any agreement, instrument or other document binding upon it or any of its assets (other than the provisions of the US Credit Agreement (including Section 7.7 thereof) which prohibit Great American Group WF, LLC from guaranteeing the indebtedness of any person).

3.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Master Guarantee and the transactions contemplated by this Master Guarantee.

3.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Master Guarantee to which it is a party; and

(b)	to make this Master Guarantee admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

3.6	Pari passu ranking

Its payment obligations under this Master Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.	Additional guarantors

(a)	Any Affiliate (as that term is defined in the US Credit Agreement) of a US Guarantor may accede to this Master Guarantee as a US Guarantor by delivering to the Lenders a duly completed and executed Deed of Accession.

(b)	Any Affiliate (as that term is defined in the UK Facility Agreement) of UK Guarantor may accede to this Master Guarantee as a UK Guarantor by delivering to the Lenders a duly completed and executed Deed of Accession.

(c)	Delivery of a Deed of Accession constitutes confirmation by the relevant Affiliate that the representations in Clause 3 (Guarantors' Representations and Warranties) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances existing at the time of such delivery.

5.	Payments; no deductions

5.1	Account for payments

(a)	All payments to be made by any US Guarantor under this Master Guarantee shall be paid to the UK Lender's account at such office or bank as it may notify that US Guarantor from time to time in immediately available funds in the currency in which the relevant liabilities were denominated or incurred.

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(b)	All payments to be made by any UK Guarantor under this Master Guarantee shall be paid to the US Lender's account at such office or bank as it may notify that UK Guarantor from time to time in immediately available funds in the currency in which the relevant liabilities were denominated or incurred.

5.2	No deductions

All payments made or to be made by any Guarantor under this Master Guarantee shall be made in full without any deduction, withholding, set-off or counterclaim.

6.	Costs and expenses

GAG Inc. and Great American shall promptly on demand pay to the UK Lender or, as the case may be, the US Lender the amount of all costs and expenses (including legal fees) incurred by it:

(a)	as a result of any failure by any Guarantor to perform any of its obligations under this Master Guarantee; or

(b)	in the preservation or exercise of any rights under or in connection with, or the enforcement of this Master Guarantee.

7.	Currency

7.1	Currency indemnity

(a)	If any sum due from a US Guarantor or a UK Guarantor under this Master Guarantee (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that US Guarantor or UK Guarantor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that US Guarantor or UK Guarantor shall as an independent obligation, within five Business Days of demand, indemnify the Lender to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each US Guarantor and UK Guarantor waives any right it may have in any jurisdiction to pay any amount under this Master Guarantee in a currency or currency unit other than that in which it is expressed to be payable.

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7.2	Purchase of currency by the Lenders

If and to the extent that a US Guarantor or a UK Guarantor fails to pay on demand any amount due under this Master Guarantee, each Lender may in its absolute discretion (and without notice to that US Guarantor or UK Guarantor) purchase at any time after that so much of a currency as that Lender considers necessary or desirable to cover any part of the relevant liabilities denominated or incurred in such currency. That purchase shall be made at the then-prevailing spot rate of exchange obtained by the relevant Lender (as conclusively determined by it) for purchasing such currency with the currency within which it has been paid.

7.3	Conversion

All moneys received or held by the Lenders from any US Guarantor or any UK Guarantor or under this Master Guarantee may from time to time be converted into such other currency as the Lenders consider necessary or desirable to cover any part of the relevant liabilities denominated or incurred in that currency. That conversion shall be made at the then-prevailing spot rate of exchange obtained by the Lenders (as conclusively determined by the Lenders) for purchasing the currency to be acquired with the existing currency.

8.	Communications

8.1	Communications and effectiveness

(a)	Any communication made or provided by one person to another under or in connection with this Master Guarantee shall be made in writing and will only be effectively made or provided:

(i)	if delivered by fax, when received in legible form; or

(ii)	if delivered by post or personal delivery, when it has been left at the relevant address or five Business Days (as that term is defined in the UK Facility Agreement in respect of Clause 8.2 (a) and (c) and as that term is defined in the US Credit Agreement in respect of Clause 8.2(b) and (d)) after being deposited in the post postage prepaid in an envelope addressed to the recipient at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 8.2, if expressly marked for the attention of that department or officer.

(b)	A communication which would otherwise become effective on a non-Business Day or after 5pm on a Business Day (as that term is defined in the UK Facility Agreement in respect of Clause 8.2(a) and (c) and as that term is defined in the US Credit Agreement in respect of Clause 8.2(b) and (d)) shall instead become effective at 10am on the next Business Day.

(c)	Any communication to be made or provided to any Lender will be effectively made or provided only when actually received by that Lender and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 8.2.

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8.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or provided under or in connection with this Master Guarantee is:

(a)	in the case of GA Asset Advisors Limited as a UK Guarantor:

Address:	14 Berkeley Street
Mayfair
London W1J 8DX

Fax:	(00 1) (818) 746-9921

For the attention of:	Phillip Ahn

(b)	in the case of Great American Group, Inc as a US Guarantor, Great American Group, LLC as a US Guarantor or Great American Group WF, LLC as a US Guarantor:

Address:	21860 Burbank, Boulevard
Suite 300 South Woodland Hills,
CA 91367

Fax:	(00 1) (818) 746-9921

For the attention of:	Phillip Ahn, Chief Financial Officer/Chief Operating Officer

With a copy to:

Address:	Nine Parkway North
Suite 300
Deerfield, IL 60015

Fax:	(00 1) (847) 444-1401

For the attention of:	Mark Naughton, Senior Vice President/General Counsel

(c)	in the case of Burdale Financial Limited as the UK Lender:

Address:	5th Floor, Bow Bells House, 1 Bread Street, London EC4M 9BE

Fax:	+44 (0)845 641 8889

For the attention of:	Portfolio Manager – Great American

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(d)	in the case of Wells Fargo Bank, National Association as the US Lender:

Address:	One Boston Place
18th Floor
Boston
MA 02108

Fax:	(001) (617) 523-4032

For the attention of:	Joseph Burt

(e)	may in the alternative in the case of any claim form, judgment or other notice of process of any Guarantor be delivered or sent to its agent for service of process named in Clause 15.2 (Service of process);

or any substitute address or fax number or department or officer as a Party may notify to the other Parties, if a change is made by any Party by not less than five Business Days' (as that term is defined in the UK Facility Agreement in respect of (a) and (c) and as that term is defined in the US Credit Agreement in respect of (b) and (d)).

9.	Calculations and certificates

9.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Master Guarantee, the entries made in the accounts maintained by the UK Lender or, as the case may be, the US Lender are prima facie evidence of the matters to which they relate.

9.2	Certificates and determinations

Any certification or determination by the UK Lender or US Lender of a rate or amount under this Master Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

9.3	Day count convention

Any interest, commission or fee accruing under this Master Guarantee will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (in the case of sterling) or 360 days (in any other case) or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

10.	Amendments and waivers

No amendment or waiver of the terms of this Master Guarantee shall be effective unless it is made or confirmed in a written document signed by all Parties to it. Any such amendment or waiver will be binding on all Parties.

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11.	Termination

(a)	Each US Guarantor (other than GAG Inc and Great American) is immediately released from all of its obligations and undertakings under this Master Guarantee upon the date following the Final Accounting when monies have been deposited to the Disbursement Account for the benefit of that US Guarantor (in its capacity as a US Borrower) as contemplated in section 2.8(a) of the US Credit Agreement provided that such release shall be without prejudice to the obligations of that US Guarantor to pay any amount which, at the date of such release, has been demanded of it under Clause 2.1 (Guarantee) but which has not yet been paid.

(b)	Each UK Guarantor (other than the Original UK Guarantor) is immediately released from all of its obligations and undertakings under this Master Guarantee upon the date when any surplus has been paid to that UK Guarantor (in its capacity as a UK Borrower) or to any other person entitled thereto pursuant to the provisions of Clause 9.1(i) of the UK Facility Agreement provided that such release shall be without prejudice to the obligations of that UK Guarantor to pay any amount which, at the date of such release, has been demanded of it under Clause 2.1 (Guarantee) but which has not yet been paid.

(c)	Notwithstanding the provisions of Clauses 11(a) and (b) above, each Guarantor is immediately released from all its obligations and undertakings under this Master Guarantee upon the date when each of the UK Borrowers and the US Borrowers have no actual or contingent liability under either of the Facility Agreements.

12.	Entire Understanding

This Master Guarantee contains the entire understanding among the parties hereto concerning its subject matter and supersedes and replaces all prior understandings and agreements, whether oral or written, express or implied, among them respecting such subject matter.

13.	Counterparts

This Master Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which shall together constitute but one agreement. A true and correct copy of a party's original signature on this Master Guarantee shall be deemed to constitute such party's original signature. A true and correct copy of this Master Guarantee which bears all parties' signatures whether or not in counterpart shall be deemed to constitute an original of this Master Guarantee.

14.	Governing law

This Master Guarantee, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.

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15.	Enforcement

15.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Master Guarantee (including a dispute regarding the existence, validity or termination of this Master Guarantee) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 15.1 is for the benefit of the Lenders only. As a result, the Lenders shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders may take concurrent proceedings in any number of jurisdictions.

15.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Guarantor (other than a Guarantor incorporated in England and Wales):

(a)	irrevocably appoints GA Asset Advisors Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Master Guarantee; and

(b)	agrees that a failure by the process agent to notify the relevant Guarantor of the process will not invalidate the proceedings concerned.

EXECUTION:

The parties have shown their acceptance of the terms of this Master Guarantee by executing it as a deed after the Schedules.

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SCHEDULE 1

THE GUARANTORS

Part 1

	Name of UK Guarantors	Jurisdiction of incorporation	Registered office address	Registered number

1.	GA Asset Advisors Limited	England and Wales	Central House 124 High Street Hampton Hill Middlesex TW12 1NS	06829755

Part 2

	Name of US Guarantor	Jurisdiction of incorporation	Registered office address	Registered number

1.	Great American Group, Inc.	Delaware	Nine Parkway North Suite 300 Deerfield IL 60015	4676810

2.	Great American Group, LLC	California	21860 Burbank Boulevard Suite 300 South Woodland Hills, CA 91367	200828810099

3.	Great American Group WF, LLC	California	21860 Burbank, Boulevard Suite 300 South Woodland Hills CA 91367	200828810099

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SCHEDULE 2
FORM OF DEED OF ACCESSION

To:	Burdale Financial Limited as the UK Lender and Wells Fargo Bank, National Association as the US Lender

From: [Company]

Dated: [•]

Dear Sirs

[Company] [List of other Guarantors] (together the "Guarantors") – [       ] Master Guarantee

 dated [        ] (the "Master Guarantee")

1.	We refer to the Master Guarantee. This is a Deed of Accession. Terms defined in the Master Guarantee have the same meaning in this Deed of Accession unless given a different meaning in this Deed of Accession.

2.	[Company] agrees to become a [UK] [US] Guarantor and to be bound by the terms of the Master Guarantee as a [UK] [US] Guarantor pursuant to Clause 4 (Additional Guarantors), of the Master Guarantee as if it had been an original Guarantor. [Company] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Company's] administrative details are as follows:

Address:	[•]

Fax:	[•]

For the attention of:	[•]

4.	The Company confirms that no Event of Default has occurred or will occur as a result of the execution of this Deed of Accession.

6.	This Deed of Accession is governed by English law.

SIGNED as a deed by [COMPANY],	)
Director, duly authorised for and on behalf	)
of [COMPANY] in the presence of:	)

Witness's signature:

Witness's name
(in capitals):

Witness's address:

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EXECUTION of Master Guarantee:

Guarantors

SIGNED as a deed by , director, duly ,	)	/s/Scott K. Carpenter
authorised for and on behalf of GA ASSET	)
ADVISORS LIMITED in the presence of:	)

Witness's signature:	/s/ Gina Downs

Witness's name	GINA DOWNS
(in capitals):

Witness's address:	21860 Burbank Blvd, Suite 300 South, Woodland Hills, CA 91367

SIGNED as a deed by , authorised ,	)	/s/Phillip J. Ahn, CFO
signatory, duly authorised for and on behalf	)
of GREAT AMERICAN GROUP, INC. in the presence of:	)

Witness's signature:	/s/Gina Downs

Witness's name	GINA DOWNS
(in capitals):

Witness's address:	21860 Burbank Blvd, Suite 300 South, Woodland Hills, CA 91367

SIGNED as a deed by , authorised ,	)	/s/Phillip J. Ahn, CFO
signatory, duly authorised for and on behalf	)
of GREAT AMERICAN GROUP, LLC in the presence of:	)

Witness's signature:	/s/Gina Downs

Witness's name (in capitals):	GINA DOWNS

Witness's address:	21860 Burbank Blvd, Suite 300 South, Woodland Hills, CA 91367

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SIGNED as a deed by , authorised ,	)	/s/ Phillip J. Ahn, CFO
signatory, duly authorised for and on behalf	)
of GREAT AMERICAN GROUP WF, LLC in the presence of:	)

Witness's signature:	/s/Gina Downs

Witness's name	GINA DOWNS
(in capitals):

Witness's address:	21860 Burbank Blvd, Suite 300 South, Woodland Hills, CA 91367

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Lenders

SIGNED as a deed by , director, duly ,	)
authorised for and on behalf of BURDALE	)
FINANCIAL LIMITED in the presence of:	)

Witness's signature:

Witness's name
(in capitals):

Witness's address:

19

SIGNED as a deed by , authorised ,	)
signatory, duly authorised for and on behalf	)
of WELLS FARGO BANK NATIONAL ASSOCIATION in the presence of:	)

Witness's signature:

Witness's name
(in capitals):

Witness's address:

20